UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☒
Check the appropriate box:
☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12
BLUE FOUNDRY BANCORP
(Name of Registrant as Specified in Its Charter)

COMMITTEE TO PRESERVE STOCKHOLDER VALUE
Seidman and Associates, L.L.C.
Seidman Investment Partnership, L.P.
Seidman Investment Partnership II, L.P.
Seidman Investment Partnership III, L.P.
LSBK06-08, L.L.C.
Broad Park Investors, L.L.C.
Chewy Gooey Cookies, L.P.
Veteri Place Corporation
JBRC I, LLC
Lawrence Seidman
Jennifer Corrou
Raymond Vanaria

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

2023 ANNUAL MEETING OF STOCKHOLDERS
OF
BLUE FOUNDRY BANCORP
_________________________

PROXY STATEMENT
OF
COMMITTEE TO PRESERVE STOCKHOLDER VALUE
_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED BLUE UNIVERSAL PROXY CARD TODAY
Seidman and Associates, L.L.C. ("SAL"), Seidman Investment Partnership, L.P. ("SIP"), Seidman Investment Partnership II, L.P. ("SIPII"), Seidman Investment Partnership III, L.P. ("SIPIII"), LSBK06-08, L.L.C. ("LSBK"), Broad Park Investors, L.L.C. ("Broad Park"), Chewy Gooey Cookies, L.P. ("Chewy"), Veteri Place Corporation ("Veteri"), JBRC I, LLC ("JBRC"), Lawrence Seidman ("Seidman"), Jennifer Corrou ("Corrou") and Raymond Vanaria ("Vanaria")  (collectively the "Committee" or "we") are investors in Blue Foundry Bancorp, a Delaware corporation ("BLFY" or the "Company"), beneficially owning an aggregate of 175,589 shares of Common Stock (the "Common Stock") of the Company.  We believe that the current Board of Directors of the Company (the "Board") requires the addition of new independent directors who have strong, relevant backgrounds and who are committed to maximizing stockholder value.  We are seeking your support at the annual meeting of stockholders scheduled to be held at _______ Eastern Time, on May 18, 2023, at ________________________________, _________________, New Jersey ________ (including any adjournments or postponements thereof and any meeting called in lieu thereof, the "Annual Meeting"), for the following:

1.
 To elect our two director nominees, Jennifer Corrou and Raymond Vanaria (each a "Committee Nominee" and together, the "Committee Nominees"), for a term of three years each, to serve until the 2026 annual meeting of stockholders (the "2026 Annual Meeting") and until their successors are duly elected and qualified;

2.	To ratify the selection of KPMG, LLP, to serve as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2023; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

This Proxy Statement and the enclosed BLUE universal proxy card are first being mailed to stockholders on or about ____, 2023.

The Company has a classified Board, which is currently divided into three classes.  In the Company's 2022 Proxy Statement, page 12, the Company stated, "As a newly public company, the Board determined a classified board is important initially to support the Company's stability and oversight during this period.  The Board has approved a plan to declassify the board beginning at the 2023 annual meeting of stockholders.  At the 2023 annual meeting of stockholders, the Board will propose for stockholder approval an amendment to the Company's Certificate of Incorporation to accomplish this declassification so that at the 2027 annual meeting of stockholders all directors will be elected for a one year term."  Even if the Committee Nominees are elected for a three (3) year term, they would agree to run for re-election at the 2024 annual meeting if all the other directors would also agree.

The terms of two directors expire at the Annual Meeting.  Through the attached Proxy Statement and enclosed BLUE universal proxy card, we are soliciting proxies to elect the two Committee Nominees.  The Committee and BLFY will each be using a universal proxy card for voting on the election of directors at the Annual Meeting, which will include the names of all nominees for election to the Board.  Stockholders will have the ability to vote for up to two nominees on the Committee's enclosed BLUE universal proxy card.  There is no need to use the Company's white proxy card or voting instruction form, regardless of how you wish to vote.
Your vote to elect the Committee Nominees will have the legal effect of replacing two incumbent directors. If elected, the Committee Nominees, subject to their fiduciary duties as directors, will seek to work with the other members of the Board to position BLFY to maximize stockholder value. However, the Committee Nominees will constitute a minority on the Board and there can be no guarantee that they will be able to implement the actions that they believe are necessary to do so. There is no assurance that any of the Company’s nominees will serve as directors if all or some of the Committee Nominees are elected. The names, background and qualifications of the Company’s nominees, and other information about them, can be found in the Company’s proxy statement.
Stockholders are permitted to vote for less than two nominees or for any combination (up to two total) of the Committee Nominees and the Company’s nominees on the BLUE universal proxy card. We believe the best opportunity for both of the Committee Nominees to be elected is by voting on the BLUE universal proxy card. The Committee therefore urges stockholders to use our BLUE universal proxy card to vote “FOR” both of the Committee Nominees. IMPORTANTLY, IF YOU MARK MORE THAN TWO “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, ALL OF YOUR VOTES FOR THE ELECTION OF DIRECTORS WILL BE DEEMED INVALID.
The Company has set the close of business on _________________ _____, 2023 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”). Each outstanding share of Common Stock is entitled to one vote on each matter to be voted upon at the Annual Meeting. Stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. According to the Company, as of the Record Date, there were ________________ shares of Common Stock outstanding.  The mailing address of the principal executive offices of the Company is 19 Park Avenue, Rutherford, New Jersey 07070.
As of the date hereof, the members of the Committee and the other Participants (as defined below) in this solicitation collectively own an aggregate of 175,589 shares of Common Stock (the “Committee Group Shares”). The Participants intend to vote the Committee Group Shares “FOR” the Committee Nominees, and “FOR” the ratification of KPMG LLP as the Company’s independent registered public accounting firm for the 2023 fiscal year.
We urge you to carefully consider the information contained in the Proxy Statement and then support our efforts by signing, dating and returning the enclosed BLUE universal proxy card today.
THIS SOLICITATION IS BEING MADE BY THE COMMITTEE AND NOT ON BEHALF OF THE BOARD OR MANAGEMENT OF THE COMPANY. THE COMMITTEE IS NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING OTHER THAN AS DESCRIBED HEREIN. SHOULD OTHER MATTERS, WHICH THE COMMITTEE IS NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED BLUE UNIVERSAL PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

THE COMMITTEE URGES YOU TO VOTE “FOR” THE COMMITTEE NOMINEES BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED BLUE UNIVERSAL PROXY CARD TODAY. PLEASE SIGN, DATE AND RETURN THE BLUE UNIVERSAL PROXY CARD VOTING “FOR” THE ELECTION OF THE COMMITTEE NOMINEES.
IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY COMPANY MANAGEMENT OR THE BOARD, YOU MAY REVOKE THAT PROXY AND VOTE ON EACH OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT BY SIGNING, DATING AND RETURNING THE ENCLOSED BLUE UNIVERSAL PROXY CARD. THE LATEST DATED PROXY IS THE ONLY ONE THAT WILL BE COUNTED. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING OR BY VOTING IN PERSON AT THE ANNUAL MEETING.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting —
This Proxy Statement and our BLUE universal proxy card are available at www.dfking.com/BLFY

IMPORTANT
Your vote is important, no matter how many shares of Common Stock you own. We urge you to sign, date, and return the enclosed BLUE universal proxy card today to vote FOR the election of the Committee Nominees and in accordance with the Committee's recommendations on the other proposals on the agenda for the Annual Meeting.
•
If your shares of Common Stock are registered in your own name, please sign and date the enclosed BLUE universal proxy card and return it to the Committee c/o D.F. King & Co., Inc. ("D.F. King") in the enclosed envelope today.

•
If your shares of Common Stock are held in a brokerage account, you are considered the beneficial owner of the shares of Common Stock, and these proxy materials, together with a BLUE voting form, are being forwarded to you by your broker. As a beneficial owner, if you wish to vote, you must instruct your broker how to vote. Your broker cannot vote your shares of Common Stock on your behalf without your instructions.

•
Depending upon your broker, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed voting form.

As the Committee is using a “universal” proxy card containing both of the Committee Nominees as well as the Company’s nominees, there is no need to use any other proxy card regardless of how you intend to vote. The Committee strongly urges you NOT to sign or return any white proxy cards or voting instruction forms that you may receive from BLFY. Even if you return the white management proxy card marked “withhold” as a protest against the incumbent directors, it will revoke any proxy card you may have previously sent to us.

If you have any questions, require assistance in voting your BLUE universal proxy card, or need additional copies of the Committees proxy materials, please contact D.F. King & Co., Inc. at the phone numbers listed below.
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005
(212) 269-5550

Stockholders may call toll free: (877) 283-0322
Banks and Brokers may call collect: (212) 269-5550
Email: BLFY@dfking.com

BACKGROUND OF THE SOLICITATION

The following is a chronology leading up to this proxy solicitation:

•
On July 15, 2021, the Company completed its initial public offering (IPO).  The prospectus for the IPO included information about a stock benefit plan to include restricted stock and stock options (the "Benefit Plan").

•
On May 2, 2022, Mr. Seidman and an associate had a meeting with James D. Nesci ("Nesci"), BLFY's President and CEO, and two (2) other bank employees to discuss a proper performance standard for the Benefit Plan.

•	Mr. Seidman's proposal would have reduced the yearly costs of the benefit plan unless BLFY's earnings increased significantly, but still provided for 100% vesting on the sale of BLFY, which in Mr. Seidman's view, was when the BLFY stockholders would receive the maximum value for their stock.

•	Mr. Seidman then conducted a Vote NO campaign against approval of the Benefit Plan. The Benefit Plan was approved by the BLFY stockholders on August 25, 2022.

•	By letters dated September 23, 2022 and October 14, 2022, Mr. Seidman requested to inspect certain books and records of the Company. On October 28, 2022, Mr. Seidman commenced an action against the Company in the Superior Court of New Jersey Chancery Division: Morris County, seeking, among other relief, to compel the delivery of a compensation consultant's report related to the Benefit Plan. This matter was dismissed and we were required to re-file in Delaware Chancery Court.

•	On or about December 1, 2022, Mr. Seidman served a book and records demand on the Company requesting, among other things, copies of any compensation reports that justified the granting of the restricted stock awards and options to the Board, and the granting of the stock options to senior management. Mr. Seidman also requested the Board minutes that justified the above grants. BLFY refused to provide this information, compelling Mr. Seidman to litigate this issue, and only provided the documents on the eve of a trial. Mr. Seidman does not believe that the documents provided by BLFY provide any support for any of the above grants by way of any peer analysis.

BLFY'S FINANCIAL PERFORMANCE SINCE GOING PUBLIC

•	As of September 30, 2021, BLFY's first quarter as a public company, its book value was approximately $15.71.

•	In BLFY's Form 10-K for the year ended December 31, 2021, the book value decreased to $15.06 per share, a decrease of $0.65 per share, or approximately $18,764,000 in tangible book value.

•	For the fiscal year ended December 31, 2020 and 2021, the losses were substantial at $31,506,000 and $36,342,000 respectively for a total loss of $67,848,000.

•	In calendar year 2022, BLFY's reported net income was $2.4 million, or $0.09 per share. We calculate BLFY's adjusted net income (net of non-recurring items) as follows:

BLFY EARNINGS POWER BY Q 2022
3/3/2023
	1Q22	2Q22	3Q22	4Q22	FY22
$000
Reported Net Income	553	40	1,241	562	2,396

Pre-Tax Non-Recurring Income Sources / Delayed Expense Recognition:
Reserve Release (Loan Loss Reserve)	(952)	-	(419)	(224)	(1,595)
Reserve Release (Commitments & LOC)	(170)	(108)	-	(203)	(481)
Capitalized Expenses	(15)	(178)	(130)	(38)	(361)
Delayed Mgmt Comp Expense (Options/Grants)	(620)	(620)	(513)	(50)	(1,803)
Securities Gains / Losses	-	(14)	-	-	(14)

Total Pre-Tax Non-Recurring Income Sources	(1,757)	(920)	(1,062)	(515)	(4,254)
Tax Rate	8.14%	6.98%	9.02%	22.59%
Total After-Tax Non-Recurring / Delayed Expense Recognition	(1,614)	(856)	(967)	(399)	(3,835)

Adjusted Net Income	(1,061)	(816)	274	163	(1,439)

For calendar year 2022, out of all banks between $1-3 billion in assets for which the data was reported by S&P Global, BLFY was 202 out of 203 for efficiency ratio, 202 out of 205 for ROAA, and 170 out of 174 for ROATE.

It is clear that this earnings performance is abysmal.  Unfortunately, this poor earnings performance did not stop the Compensation Committee and Board from rewarding the non-employee directors and senior management significant performance awards listed below.

BLFY'S BOARD APPROVED THE AWARD OF RESTRICTED STOCK AND OPTIONS TO THE NON-EMPLOYEE DIRECTORS AND A SUBSTANTIAL BONUS FOR MR. NESCI

Notwithstanding BLFY's poor financial performance, upon approval by the stockholders of the 2022 Equity Plan, each non-employee director received 42,783 (299,481 shares in the aggregate) restricted shares worth $504,839 per director, or $3,533,876 in the aggregate and 106,959 stock options (748,713 stock options in total).

In addition, the compensation committee awarded Mr. Nesci a 2021 cash incentive bonus of $421,250, which equals approximately 60% of his 2021 salary of $700,000 and increased his other compensation by $50,780, which was a 49.56% increase from 2020.

On or about October 19, 2022, BLFY granted its senior management more than $12 million in stock options.

On or about December 1, 2022, Mr. Seidman served a book and records demand on the Company requesting, among other things, copies of any compensation reports that justified the granting of the restricted stock awards and options to the Board, and the granting of the stock options to senior management.  Mr. Seidman also requested the Board minutes that justified the above grants.  BLFY refused to provide this information, compelling Mr. Seidman to litigate this issue, and only provided the documents on the eve of a trial.  Mr. Seidman does not believe that the documents provided by BLFY provide any support for any of the above grants by way of any peer analysis.

THE COMPANY'S NOMINEES

 J. Christopher Ely ("Ely") and Robert T. Goldstein ("Goldstein") are the Company's nominees.  Ely and Goldstein have been board members for approximately twenty-five (25) and eight (8) years, so they have both overseen BLFY's significant losses.  Both men are on the Company's Compensation Committee.  Mr. Goldstein is the Chair.  Messrs. Goldstein and Ely, as members of the Compensation Committee, were responsible for the granting of the restricted stock and options to the non-employee directors, the granting of the options to senior management, and recommending Mr. Nesci's substantial bonus, notwithstanding the Company's poor financial performance.  In addition, they were responsible for approving the Benefit Plan without a detailed performance standard that substantially reduced the Company's net income.  Because of Messrs. Ely and Goldstein's long tenure that produced such poor financial results, we believe they should be replaced with the Committee's Nominees.
The Committee has conducted extensive due diligence on the Company since its IPO.  In doing so, we have carefully analyzed the Company's operating and financial performance in comparison to a majority of the financial institutions with assets between $1-3 billion in assets.

Despite our sincere efforts to engage constructively with the Company's Board of Directors and management regarding our concerns with respect to its poor financial performance and inadequate performance standards for the Benefit Plan, the entire Board has refused to engage with us to address the necessary changes we believe are required to maximize value for all the stockholders.

THE COMMITTEE NOMINEES
The following information sets forth the name, age, business address, present principal occupation, and employment and material occupations, positions, offices or employments for the past five (5) years of the Committee Nominees. The nomination was made in a timely manner and in compliance with the applicable provisions of the Company’s governing instruments. The specific experience, qualifications, attributes and skills that led us to conclude that the Committee Nominees should serve as directors of the Company are also set forth below. This information has been furnished to us by the Committee Nominees. Each of the Committee Nominees is a citizen of the United States of America.

Jennifer Corrou, age 55, has been a private investor since March 2014.  Ms. Corrou served as a Director of O’Brien Staley Partners, an investment firm, from November 2011 to March 2014, where she was responsible for public market oversight on behalf of the firm and traded options focused on financial institutions.  Previously, Ms. Corrou was a Managing Director and Equity Research Analyst at Citigroup Inc. from February 1994 to May 2006, where she focused on financial modeling and valuations of commodity-oriented international companies.  Prior thereto, Ms. Corrou was an Equity Research Analyst at Celfin, Agente de Valores Limitada and an Investment Banking Analyst at Yamaichi International, Inc.  Ms. Corrou received her BS degree in Economics from St. Bonaventure University and her MBA degree in Finance from NYU’s Stern School of Business.

The Committee believes that Ms. Corrou’s extensive experience with complex financial modeling and her deep understanding of public company accounting will make her a valuable addition to the Board. In addition, as a member of the LGBTQ+ Community, Ms. Corrou will bring a diverse perspective to the Board.  Ms. Corrou is also fluent in Spanish.
Raymond J. Vanaria, age 64, is a member of the certified public accounting firm, Malesardi, Quackenbush, Swift & Company LLC, which he joined in 1983.  Mr. Vanaria served as a director of Prudential Bancorp, Inc. (“Prudential”) and its wholly owned subsidiary, Prudential Bank, a Pennsylvania-chartered, FDIC-insured savings bank, from July 2020 until Prudential’s merger into Fulton Financial Corporation in July 2022; a director of MSB Financial Corp. (“MSB”) and its wholly owned subsidiary, Millington Bank, a state-chartered savings bank headquartered in Millington, New Jersey, from January 2016 until MSB’s merger into Kearny Financial Corp. in July 2020 (including as Chairman of MSB’s Audit Committee from 2018 to 2020); and a director of ConnectOne Bancorp, Inc. (“ConnectOne”) and its wholly owned subsidiary, ConnectOne Bank, a commercial bank offering a full suite of banking and lending products and services that focuses on small to middle-market businesses, from July 2014 until January 2016 (including as Chairman of ConnectOne’s Audit Committee). Prior to the merger of Center Bancorp, Inc. with ConnectOne Bancorp, Inc. in July 2014, Mr. Vanaria served as a director of Center Bancorp, Inc. (“Center Bancorp”) and its wholly owned subsidiary, Union Center National Bank, commencing in 2007 (including as Chairman of Center Bancorp’s Audit Committee).  Mr. Vanaria received his BS degree in Accounting and his MBA degree in Finance from Fairleigh Dickinson University.  Mr. Vanaria can bring substantial new business opportunities to the Company.

The Committee believes that Mr. Vanaria would bring substantial accounting knowledge and expertise to the Board and can bring significant new business contacts to BLFY.

The business address of Jennifer Corrou is 23 Pleasant Ridge Road, Harrison, New York 10528.

The business address of Raymond Vanaria is 155 North Dean Street, Englewood, New Jersey 07631.

As of the date hereof, Ms. Corrou beneficially owns 1,000 shares of Common Stock, all of which are held in record name, and Mr. Vanaria beneficially owns 1,568 shares of Common Stock, 1,000 shares of which are held in record name.  For information regarding transactions in securities of the Company during the past two years by Corrou and Vanaria, please see Schedule A.

Mr. Seidman and his affiliates have entered into an indemnification letter agreement with each of the Committee Nominees, pursuant to which they have agreed to indemnify each such Committee Nominee against claims arising from the solicitation of proxies from the Company’s stockholders in connection with the Annual Meeting and any related transactions.  For the avoidance of doubt, such indemnification does not apply to any claims made against any such Committee Nominee in his or her capacity or service as a director of the Company, if so elected.

The Participants (as defined below) have entered into a Joint Filing and Solicitation Agreement (the "Joint Filing and Solicitation Agreement") in which, among other things, (i) the Participants agreed to solicit proxies or written consents for the election of the Committee Nominees, or any other person(s) nominated by Mr. Seidman, to the Board at the Annual Meeting, (ii) the Participants agreed to take all other actions the Participants deem necessary or advisable to achieve the foregoing, and (iii) Mr. Seidman agreed to bear all expenses incurred in connection with the Participants' activities, including approved expenses incurred by any of the parties in connection with the solicitation, subject to certain limitations.

REASONS FOR THE SOLICITATION
We are soliciting your support to elect the Committee Nominees, who we believe will collectively bring relevant industry, leadership, financial, and corporate governance experience and expertise into the boardroom to help instill accountability and drive improved performance and governance.
We Believe BLFY Has a Troubling History of Underperformance and Poor Corporate Governance Practices

The Status Quo Will Not Suffice – We Believe Change is Clearly Required

We believe change is clearly and urgently required at the Company, which is why we have nominated two highly qualified candidates for election to the Board at the Annual Meeting.

We recommended to the Board that the Company immediately take the following steps to materially enhance corporate governance and begin earning the trust of stockholders, including, among others:

•	Immediately de-stagger the Board rather than waiting until the Company’s 2027 Annual Meeting to fully de-stagger the Board;
•	Refresh the Board with independent, stockholder-minded directors;
•	Have the non-employee directors forfeit their restricted stock awards until BLFY's financial performance improves.
Our sincere desire has been, and continues to be, to work constructively with the Company to help right the ship, materially improve the Company’s corporate governance and drive value for the benefit of all stockholders.

We Believe Our Exceptionally Qualified Nominees Are The Right Individuals to Help Maximize Stockholder Value and Realize BLFY’s True Potential

We have attempted to meet with the Company’s representatives to work out a resolution of our differences.  However, the Company has not made any effort to work collaboratively with us, so we were left with no choice to take action for the benefit of all BLFY stockholders.

PROPOSAL ONE

ELECTION OF DIRECTORS
The Company currently has a classified Board of eight (8) directors divided into three (3) classes.  The directors in each class are elected for staggered terms such that the term of office of one (1) class of directors expires at each annual meeting of stockholders.  We believe that the terms of two (2) directors expire at the Annual Meeting.  We are seeking your support at the Annual Meeting to elect our two Committee Nominees, Jennifer Corrou and Raymond Vanaria, for terms ending at the 2026 Annual Meeting.  Your vote to elect the Committee Nominees will have the legal effect of replacing two incumbent directors of the Company with the Committee Nominees.  If elected, the Committee Nominees will represent a minority of the members of the Board, and therefore it is not guaranteed that they will be able to implement any actions that they may believe are necessary to enhance stockholder value. However, we believe the election of the Committee Nominees is an important step in the right direction for enhancing long-term value at the Company. There is no assurance that any incumbent director will serve as a director if our Committee Nominees are elected to the Board. You should refer to the Company’s proxy statement for the names, background, qualifications and other information concerning the Company’s nominees.
This Proxy Statement is soliciting proxies to elect the two Committee Nominees. We have provided the required notice to the Company pursuant to the Universal Proxy Rules, including Rule 14a-19(a)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and intend to solicit the holders of Common Stock representing at least 67% of the voting power of Common Stock entitled to vote on the election of directors in support of director nominees other than the Company’s nominees.
Other than as stated herein, there are no arrangements or understandings among the members of the Committee or any other person or persons pursuant to which the nomination of the Committee Nominees described herein is to be made, other than the consent by each of the Committee Nominees to be named as a nominee of the Committee in any proxy statement relating to the Annual Meeting and serving as a director of the Company if elected as such at the Annual Meeting. Other than as stated herein, the Committee Nominees are not a party adverse to the Company or any of its subsidiaries nor do the Committee Nominees have a material interest adverse to the Company or any of its subsidiaries in any material pending legal proceeding.
We believe that each Committee Nominee presently is, and if elected as a director of the Company, each of the Committee Nominees would qualify as, an “independent director” within the meaning of (i) applicable NASDAQ listing standards applicable to board composition, including Rule 5605(a)(2), and (ii) Section 301 of the Sarbanes-Oxley Act of 2002.  Notwithstanding the foregoing, we acknowledge that no director of a NASDAQ listed company qualifies as “independent” under the NASDAQ listing standards unless the board of directors affirmatively determines that such director is independent under such standards.  Accordingly, we acknowledge that if any Committee Nominee is elected, the determination of such Committee Nominee’s independence under the NASDAQ listing standards ultimately rests with the judgment and discretion of the Board.  No Committee Nominee is a member of the Company’s compensation, nominating or audit committee that is not independent under any such committee’s applicable independence standards.
Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past 10 years, no Committee Nominee has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Committee Nominee directly or indirectly beneficially owns any securities of the Company; (iii) no Committee Nominee owns any securities of the Company which are owned of record but not beneficially; (iv) no Committee Nominee has sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any Committee Nominee is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Committee Nominee is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Committee Nominee owns beneficially, directly or indirectly, any securities of the Company; (viii) no Committee Nominee owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Committee Nominee or any of his or her associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Committee Nominee or any of his or her associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; (xi) no Committee Nominee has a substantial interest, direct or indirect, by securities holdings or otherwise in any matter to be acted on at the Annual Meeting; (xii) no Committee Nominee holds any positions or offices with the Company; (xiii) no Committee Nominee has a family relationship with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer; and (xiv) no companies or organizations, with which any of the Committee Nominees has been employed in the past five years, is a parent, subsidiary or other affiliate of the Company. There are no material proceedings to which any Committee Nominee or any of his or her associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. With respect to each of the Committee Nominees, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past 10 years.
We do not expect that the Committee Nominees will be unable to stand for election, but, in the event any Committee Nominee is unable to serve or for good cause will not serve, the shares of Common Stock represented by the enclosed BLUE universal proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under the Bylaws and applicable law. In addition, we reserve the right to nominate substitute person(s) if the Company makes or announces any changes to the Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any Committee Nominee, to the extent this is not prohibited under the Bylaws and applicable law. In any such case, we would identify and properly nominate such substitute nominee(s) in accordance with the Bylaws and the shares of Common Stock represented by the enclosed BLUE universal proxy card will be voted for such substitute nominee(s). We reserve the right to nominate additional person(s), to the extent this is not prohibited under the Bylaws and applicable law, if the Company increases the size of the Board above its existing size or increases the number of directors whose terms expire at the Annual Meeting.
The Committee and BLFY will each be using a universal proxy card for voting on the election of directors at the Annual Meeting, which will include the names of all nominees for election to the Board. Each of the Committee Nominees has consented to being named as a nominee for election as a director of the Company in any proxy statement relating to the Annual Meeting. Stockholders will have the ability to vote for up to two nominees on the Committee’s enclosed BLUE universal proxy card. There is no need to use the Company’s white proxy card or voting instruction form, regardless of how you wish to vote.
The Committee is not responsible for the accuracy of any information provided by or relating to the Company or its nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, the Company or any other statements that BLFY or its representatives have made or may otherwise make.
Stockholders are permitted to vote for less than two nominees or for any combination (up to two total) of the Committee Nominees and the Company’s nominees on the BLUE universal proxy card. IMPORTANTLY, IF YOU MARK MORE THAN TWO “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, ALL OF YOUR VOTES FOR THE ELECTION OF DIRECTORS WILL BE DEEMED INVALID.

WE STRONGLY URGE YOU TO VOTE “FOR” THE ELECTION OF THE COMMITTEE NOMINEES ON THE ENCLOSED BLUE UNIVERSAL PROXY CARD.

PROPOSAL TWO
RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
As discussed in further detail in the Company’s proxy statement, the Audit Committee of the Board has retained KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, and the Board is requesting that stockholders ratify such selection. Additional information regarding this proposal is contained in the Company’s proxy statement.
WE MAKE NO RECOMMENDATION WITH RESPECT TO THIS PROPOSAL AND INTEND TO VOTE OUR SHARES “FOR” THIS PROPOSAL.

VOTING AND PROXY PROCEDURES
Only stockholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. Stockholders who sell shares of Common Stock before the Record Date (or acquire them without voting rights after the Record Date) may not vote such shares of Common Stock. Stockholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such shares of Common Stock after the Record Date. Based on publicly available information, we believe that the only outstanding class of securities of the Company entitled to vote at the Annual Meeting is the shares of Common Stock.
Shares of Common Stock represented by properly executed BLUE universal proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the election of the Committee Nominees to the Board, and FOR the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.
The Committee and BLFY will each be using a universal proxy card for voting on the election of directors at the Annual Meeting, which will include the names of all nominees for election to the Board. Stockholders will have the ability to vote for up to two nominees on the Committee’s enclosed BLUE universal proxy card. There is no need to use the Company’s white proxy card or voting instruction form, regardless of how you wish to vote.
The Company has a classified Board, which is currently divided into three classes.  The terms of two directors expire at the Annual Meeting.  Through the attached Proxy Statement and enclosed BLUE universal proxy card, we are soliciting proxies to elect two Committee Nominees.
Stockholders are permitted to vote for less than two nominees or for any combination (up to two total) of the Committee Nominees and the Company’s nominees on the BLUE universal proxy card.  We believe the best opportunity for both of the Committee Nominees to be elected is by voting on the BLUE universal proxy card. The Committee therefore urges stockholders to use our BLUE universal proxy card to vote “FOR” both of the Committee Nominees.
IMPORTANTLY, IF YOU MARK MORE THAN TWO “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, ALL OF YOUR VOTES FOR THE ELECTION OF DIRECTORS WILL BE DEEMED INVALID.
Quorum; Broker Non-Votes; Discretionary Voting
A quorum is the minimum number of shares of Common Stock that must be represented at a duly called meeting in person or by proxy in order to legally conduct business at the meeting. The presence, in person or by proxy, of holders of a majority of the total number of outstanding shares of Common Stock entitled to vote constitutes a quorum at the Annual Meeting.
Abstentions and shares represented by “broker non-votes” will be treated as shares that are present and entitled to vote for purposes of determining whether a quorum is present, but will not be counted as votes cast either in favor of or against a particular proposal. In addition, if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a “broker non-vote”). Under applicable rules, your broker will not have discretionary authority to vote your shares at the Annual Meeting on any of the proposals.
If you are a stockholder of record, you may deliver your vote by mail or attend the Annual Meeting in person, to be counted in the determination of a quorum.
If you are a beneficial owner, your broker will vote your shares pursuant to your instructions, and those shares will count in the determination of a quorum. Brokers do not have discretionary authority to vote on any of the proposals at the Annual Meeting. Accordingly, unless you vote via proxy card or provide instructions to your broker, your shares of Common Stock will count for purposes of attaining a quorum, but will not be voted on those proposals. Accordingly, we encourage you to vote promptly, even if you plan to attend the Annual Meeting.

Votes Required for Approval
Proposal 1: Election of Directors ─ According to the Company’s proxy statement, directors are elected by a plurality vote. As a result, the two director nominees receiving the highest number of “FOR” votes will be elected as directors. If you vote “FOR” less than two (2) nominees in Proposal 1, your shares will only be voted “FOR” those nominees you have so marked. If you vote “FOR” more than two (2) nominees, all of your votes on Proposal 1 will be invalid and will not be counted. Abstentions, withhold votes, and any broker non-votes will have no direct effect on the outcome of the election of directors.
Proposal 2: Ratification of Independent Registered Public Accounting Firm ─ According to the Company’s proxy statement, ratification of the selection of KPMG LLP is determined by a majority of the votes cast on this matter. The Company has indicated that abstentions will not affect the outcome of the vote. Broker non-votes will not be counted as votes cast and will have no effect on the result of the vote on this proposal.
If you sign and submit your BLUE universal proxy card without specifying how you would like your shares voted, your shares will be voted as specified above and in accordance with the discretion of the persons named on the BLUE universal proxy card with respect to any other matters that may be voted upon at the Annual Meeting.

Revocation of Proxies
Stockholders of the Company may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy), by delivering a written notice of revocation, or by signing and delivering a subsequently dated proxy which is properly completed. The latest dated proxy is the only one that will be counted. The revocation may be delivered either to the Committee in care of D.F. King at the address set forth herein or to the Company at 19 Park Avenue, Rutherford, New Jersey 07070, or any other address provided by the Company. Although a revocation is effective if delivered to the Company, the Committee requests that either the original or photostatic copies of all revocations be mailed to the Committee in care of D.F. King at the address set forth herein so that we will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the outstanding shares of Common Stock. Additionally, D.F. King may use this information to contact stockholders who have revoked their proxies in order to solicit later dated proxies for the election of the Committee Nominees.
IF YOU WISH TO VOTE FOR THE COMMITTEE NOMINEES, PLEASE SIGN, DATE AND RETURN THE ENCLOSED BLUE UNIVERSAL PROXY CARD TODAY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

SOLICITATION OF PROXIES
The solicitation of proxies pursuant to this Proxy Statement is being made by the Committee. Proxies may be solicited by mail, facsimile, telephone, Internet, in person and by advertisements. Solicitations may be made by certain representatives of the Committee, none of whom will, except as described elsewhere in this Proxy Statement, receive additional compensation for such solicitation. The Committee Nominees may make solicitations of proxies and will not receive compensation for acting as director nominees.
The Committee has entered into an agreement with D.F. King for solicitation and advisory services in connection with this solicitation, for which D.F. King will receive a fee not to exceed $20,000, together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. D.F. King will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. The Committee has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares of Common Stock they hold of record. The Committee will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that D.F. King will employ approximately 10 persons to solicit the Company’s stockholders for the Annual Meeting.
The entire expense of soliciting proxies is being borne by the Committee. Costs of this solicitation of proxies are currently estimated to be approximately $50,000. The Committee estimates that through the date hereof, its expenses in connection with this solicitation are approximately $15,000. The Committee intends to seek reimbursement from the Company of all expenses it incurs in connection with the solicitation of proxies for the election of the Committee Nominees to the Board at the Annual Meeting. If such reimbursement is approved by the Board, the Committee does not intend to submit the question of such reimbursement to a vote of security holders of the Company.

ADDITIONAL PARTICIPANT INFORMATION
The participants in the solicitation are anticipated to be SAL, a New Jersey limited liability company, SIP, a New Jersey limited partnership, SIPII, a New Jersey limited partnership, SIPIII, a Delaware limited partnership, LSBK, a Florida limited liability company, Broad Park, a New Jersey limited liability company, Chewy, a Delaware limited partnership, Veteri, a New Jersey corporation, JBRC, a New Jersey limited liability company, Lawrence Seidman, a citizen of the United States of America, and the Committee Nominees (each, a “Participant” and collectively, the “Participants”).

The principal business address of each of SAL, SIP, SIPII, SIPIII, LSBK, Broad Park, Chewy, Veteri, JBRC and Mr. Seidman is 100 Lanidex Plaza, Ste. 100, Parsippany, New Jersey 07054.

The principal business of each SAL, SIP, SIPII, SIPIII, LSBK, Broad Park and Chewy is investing in securities.  The principal business of Veteri is serving as the corporate general partner of each of SIP and SIPII and the trading advisor of LSBK.  The principal business of JBRC is serving as the co-general partner of SIPIII.  The principal occupation of Mr. Seidman is serving (i) as the manager of SAL, (ii) the President of Veteri, (iii) the managing member of JBRC, and (iv) the investment manager for each of Broad Park and Chewy.

As of the date hereof, SAL directly owns 44,815 shares of Common Stock.  As of the date hereof, SIP directly owns 26,551 shares of Common Stock.  As of the date hereof, SIPII directly owns 20,244 shares of Common Stock.  As of the date hereof, SIPIII directly owns 3,455 shares of Common Stock. As of the date hereof, LSBK directly owns 25,318 shares of Common Stock.  As of the date hereof, Broad Park directly owns 29,683 shares of Common Stock.   As of the date hereof, Chewy directly owns 4,443 shares of Common Stock.   As of the date hereof, Veteri, as the corporate general partner of each of SIP and SIPII and the trading advisor of LSBK, may be deemed to beneficially own the 72,113 shares of Common Stock owned in the aggregate by SIP, SIPII and LSBK.  As of the date hereof, JBRC, as the co-general partner of SIPIII, may be deemed to beneficially own the 3,455 shares of Common Stock owned by SIPIII.  As of the date hereof, Lawrence Seidman directly owns 18,512 shares of Common Stock and (i) as the manager of SAL, (ii) the President of Veteri, (iii) the managing member of JBRC, and (iv) the investment manager for each of Broad Park and Chewy, may be deemed to beneficially own the 154,509 shares of Common Stock owned in the aggregate by SAL, SIP, SIPII, SIPIII, LSBK, Broad Park and Chewy.  Each Participant disclaims beneficial ownership of the shares of Common Stock he, she or it does not directly own.  For information regarding purchases and sales of securities of the Company during the past two years by certain of the Participants, see Schedule A.

Except as otherwise indicated in this Proxy Statement, the securities of the Company directly owned by each of the Participants were purchased with working capital or personal funds in open market purchases.
Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past ten (10) years, no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant directly or indirectly beneficially owns any securities of the Company; (iii) no Participant owns any securities of the Company which are owned of record but not beneficially; (iv) no Participant has purchased or sold any securities of the Company during the past two (2) years; (v) no part of the purchase price or market value of the securities of the Company owned by any Participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Participant owns beneficially, directly or indirectly, any securities of the Company; (viii) no Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Participant or any of his, her or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Participant or any of his, her or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no Participant has a substantial interest, direct or indirect, by securities holdings or otherwise in any matter to be acted on at the Annual Meeting.
There are no material proceedings to which any Participant or any of his, her or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. With respect to the Committee Nominees, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past ten (10) years.

OTHER MATTERS AND ADDITIONAL INFORMATION
The Committee is unaware of any other matters to be considered at the Annual Meeting. However, should other matters, which the Committee is not aware of a reasonable time before this solicitation, be brought before the Annual Meeting, the persons named as proxies on the enclosed BLUE universal proxy card will vote on such matters in their discretion.
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of the document to you if you contact our proxy solicitor, D.F. King, at the following address or phone number: 48 Wall Street, 22nd Floor, New York, New York 10005 or call toll free at (877) 283-0322. If you want to receive separate copies of our proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact our proxy solicitor at the above address or phone number.
The information concerning the Company and the proposals in the Company’s proxy statement contained in this Proxy Statement has been taken from, or is based upon, publicly available documents on file with the SEC and other publicly available information. Although we have no knowledge that would indicate that statements relating to the Company contained in this Proxy Statement, in reliance upon publicly available information, are inaccurate or incomplete, to date we have not had access to the books and records of the Company, except for certain board minutes and compensation consulting reports provided to Mr. Seidman pursuant to his litigation with the Company in connection with the approval of the Benefit Plans, and were not involved in the preparation of such information and statements and are not in a position to verify such information and statements. All information relating to any person other than the Participants is given only to the knowledge of the Committee.
This Proxy Statement is dated                             , 2023. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than such date, and the mailing of this Proxy Statement to stockholders shall not create any implication to the contrary.

CERTAIN ADDITIONAL INFORMATION
WE HAVE OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS EXPECTED TO BE INCLUDED IN THE COMPANY’S PROXY STATEMENT RELATING TO THE ANNUAL MEETING BASED ON OUR RELIANCE ON RULE 14A-5(C) UNDER THE EXCHANGE ACT. THIS DISCLOSURE IS EXPECTED TO INCLUDE, AMONG OTHER THINGS, CURRENT BIOGRAPHICAL INFORMATION ON THE COMPANY’S DIRECTORS AND EXECUTIVE OFFICERS, INFORMATION CONCERNING EXECUTIVE COMPENSATION AND DIRECTOR COMPENSATION, INFORMATION CONCERNING THE COMMITTEES OF THE BOARD AND OTHER INFORMATION CONCERNING THE BOARD, INFORMATION CONCERNING CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, INFORMATION ABOUT THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND OTHER IMPORTANT INFORMATION. STOCKHOLDERS ARE DIRECTED TO REFER TO THE COMPANY’S PROXY STATEMENT FOR THE FOREGOING INFORMATION, INCLUDING INFORMATION REQUIRED BY ITEM 7 OF SCHEDULE 14A WITH REGARD TO THE COMPANY’S NOMINEES. STOCKHOLDERS CAN ACCESS THE COMPANY’S PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS DISCLOSING THIS INFORMATION, WITHOUT COST, ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

SEE SCHEDULE B FOR INFORMATION REGARDING PERSONS WHO BENEFICIALLY OWN MORE THAN 5% OF THE SHARES AND THE OWNERSHIP OF THE SHARES BY THE DIRECTORS AND MANAGEMENT OF THE COMPANY.
The Committee to Preserve Stockholder Value

                                 , 2023
[INSERT DATE]

SCHEDULE A

Transactions in the Common Stock of the Company
(During the past two years)

Name	Date	Shares Purchased
Lawrence Seidman	7/16/2021	18,512
Jennifer Corrou	10/10/2022	1,000
Raymond Vanaria	7/15/2021	568
Raymond Vanaria	10/4/2022	1,000
Seidman and Associates, LLC	7/16/2021	29,627
Seidman and Associates, LLC	7/27/2021	6,926
Seidman and Associates, LLC	1/20/2022	3,275
Seidman and Associates, LLC	1/21/2022	1,697
Seidman and Associates, LLC	3/23/2022	515
Seidman and Associates, LLC	3/28/2022	2,775
Seidman Investment Partnership, LP	7/16/2021	17,207
Seidman Investment Partnership, LP	7/27/2021	4,407
Seidman Investment Partnership, LP	1/20/2022	1,933
Seidman Investment Partnership, LP	1/21/2022	1,002
Seidman Investment Partnership, LP	3/23/2022	308
Seidman Investment Partnership, LP	3/28/2022	1,694
Seidman Investment Partnership II, LP	7/16/2021	12,853
Seidman Investment Partnership II, LP	7/27/2021	3,304
Seidman Investment Partnership II, LP	1/20/2022	1,542
Seidman Investment Partnership II, LP	1/21/2022	800
Seidman Investment Partnership II, LP	3/23/2022	265
Seidman Investment Partnership II, LP	3/28/2022	1,480
Seidman Investment Partnership III, LP	7/16/2021	2,085
Seidman Investment Partnership III, LP	7/27/2021	536
Seidman Investment Partnership III, LP	1/20/2022	308
Seidman Investment Partnership III, LP	1/21/2022	159
Seidman Investment Partnership III, LP	3/23/2022	100
Seidman Investment Partnership III, LP	3/28/2022	267
LSBK06-08, LLC	7/16/2021	16,245
LSBK06-08, LLC	7/27/2021	4,176
LSBK06-08, LLC	1/20/2022	1,951
LSBK06-08, LLC	1/21/2022	1,012
LSBK06-08, LLC	3/23/2022	296
LSBK06-08, LLC	3/28/2022	1,638
Broad Park Investors, LLC	7/16/2021	19,237
Broad Park Investors, LLC	7/27/2021	4,945
Broad Park Investors, LLC	1/20/2022	2,189
Broad Park Investors, LLC	1/21/2022	1,135
Broad Park Investors, LLC	3/23/2022	336
Broad Park Investors, LLC	3/28/2022	1,841
Chewy Gooey Cookies, LP	7/16/2021	2,746
Chewy Gooey Cookies, LP	7/27/2021	706
Chewy Gooey Cookies, LP	1/20/2022	376
Chewy Gooey Cookies, LP	1/21/2022	195
Chewy Gooey Cookies, LP	3/23/2022	100
Chewy Gooey Cookies, LP	3/28/2022	320

SCHEDULE B
The following table is reprinted from the Company's definitive proxy statement filed with the Securities and Exchange Commission on [                  ], 2023.

BLUE UNIVERSAL PROXY CARD

BLUE FOUNDRY BANCORP
2023 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF LAWRENCE SEIDMAN AND THE OTHER PARTICIPANTS IN HIS PROXY SOLICITATION (THE “COMMITTEE”)
THE BOARD OF DIRECTORS OF BLUE FOUNDRY BANCORP IS NOT SOLICITING THIS PROXY

P R O X Y

The undersigned appoints Lawrence Seidman and Michael Hammer, and each of them, as attorneys and agents with full power of substitution to vote all shares of Common Stock (the “Common Stock”) of Blue Foundry Bancorp (the “Company” or “BLFY”) which the undersigned would be entitled to vote if personally present at the 2023 annual meeting of stockholders of the Company scheduled to be held at _____ __.m., Eastern Time, on _________, 2023, at ______________________ (including any adjournments or postponements thereof and any meeting called in lieu thereof, the “Annual Meeting”).
The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of Common Stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to the Committee a reasonable time before this solicitation.
THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED “FOR” THE TWO (2) NOMINEES OF THE COMMITTEE (THE “COMMITTEE NOMINEES”) AND “FOR” PROPOSAL 2.
This Proxy will be valid until the completion of the Annual Meeting. This Proxy will only be valid in connection with the Committee’s solicitation of proxies for the Annual Meeting.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
This Proxy Statement and our BLUE universal proxy card are available at www.dfking.com/BLFY.
IMPORTANT: PLEASE SIGN, DATE, AND MAIL THIS PROXY CARD PROMPTLY!
CONTINUED AND TO BE SIGNED ON REVERSE SIDE

BLUE UNIVERSAL PROXY CARD

[X] Please mark vote as in this example

THE COMMITTEE STRONGLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE TWO COMMITTEE NOMINEES AND NOT TO VOTE “FOR” THE TWO COMPANY NOMINEES LISTED BELOW IN PROPOSAL 1.

YOU MAY SUBMIT VOTES “FOR” UP TO TWO NOMINEES IN TOTAL. YOU ARE PERMITTED TO VOTE FOR LESS THAN TWO NOMINEES. IMPORTANTLY, IF YOU MARK MORE THAN TWO “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, ALL OF YOUR VOTES FOR THE ELECTION OF DIRECTORS WILL BE DEEMED INVALID.   IF YOU MARK FEWER THAN TWO “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, THIS PROXY CARD, WHEN DULY EXECUTED, WILL BE VOTED ONLY “FOR” THOSE NOMINEES YOU HAVE SO MARKED.

1.	Election of two nominees to serve as directors until the Company’s 2026 annual meeting of stockholders and until their successors have been duly elected and qualified.

COMMITTEE NOMINEES	FOR	WITHHOLD
a) Jennifer Corrou	☐	☐
b) Raymond Vanaria	☐	☐

COMPANY NOMINEES OPPOSED BY THE COMMITTEE	FOR	WITHHOLD
a) J. Christopher Ely	☐	☐
b) Robert T. Goldstein	☐	☐

THE COMMITTEE MAKES NO RECOMMENDATION WITH RESPECT TO PROPOSAL 2.
2.	The Company’s proposal to ratify the selection of KPMG LLP to serve as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2023.

☐ FOR	☐ AGAINST	☐ ABSTAIN

DATED: ____________________________

____________________________________
(Signature)

____________________________________
(Signature, if held jointly)

____________________________________
(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH THEY ARE SIGNING. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.